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                                     BY-LAWS

                                       OF

                              NEWTEK CAPITAL, INC.
                            (A New York Corporation)

                                    ARTICLE I
                                    ---------

         Section 1. Annual Meeting. An Annual Meeting of the Shareholders of Newtek Capital, Inc. (hereinafter called the "Corporation") for the election of directors and for the transaction of such other business as may come before the Meeting shall be held each year at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of meeting,

         Section 2. Special Meetings. Special meetings of the shareholders, unless otherwise prescribed by statute, may be called at any time by the Board of Directors or the Chairman of the Board or the President.

         Section 3. Notice of Meetings. Written notice of the place, date and time of the holding of each annual and special meeting of the shareholders and, in the case of a special meeting, the purpose or purposes thereof, shall be given personally or by mail in a postage prepaid envelope to each shareholder entitled to vote at such meeting, not less than ten nor more than fifty days before the date of such meeting, and, if mailed, it shall be directed to such shareholder at his address as it appears on the records of the Corporation, unless he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address in which case it shall be directed to him at such other address. Notice of any meeting of shareholders shall not be required to be given to any shareholder who shall attend such meeting in person or proxy and shall not, prior to the conclusion of such meeting, protest the lack of notice of such meeting or who shall, either before or after the meeting submit a signed waiver of notice, in person or by proxy. Unless the Board shall fix after the adjournment a new record date for an adjourned meeting, notice of such adjourned meeting need not be given if the time and place to which the meeting shall be adjourned were announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business that might have been transacted at the original meeting. The adjournment is for more than fifty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         Section 4. Place of Meetings. Meetings of the shareholders may be held at such place, within or without the State of New York, as the Board of Directors or officer calling the same shall specify in the notice of such meeting, or in a duly executed waiver of notice thereof.

         Section 5. Quorum. At all meetings of the shareholders the holders of a majority of the votes of the shares of stock of the Corporation issued and outstanding and entitled to vote thereat shall be present in person or by proxy to constitute a quorum for the transaction of any business, except when shareholders are required to vote by class, in which event a majority of the issued and outstanding shares of the appropriate class shall be present in person or by proxy, or except as otherwise provided by statute or in the Certificate of Incorporation. In the absence of a quorum, the holders of a majority of the votes of the shares of stock present in person or by proxy and entitled to vote, or if no shareholder entitled to vote is present, then any officer of the Corporation may adjourn the meeting from time to time. At any such adjourned meeting at which a quorum may be present, any business may be transacted that might have been transacted at the meeting as originally called.

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         Section 6. Fixing of Record Date; Adjournments. In order that the
Corporation may determine the shareholders entitled to notice of, or to vote at, any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or the shareholders entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board may fix, in advance, a record date, which shall not be more than fifty nor less than ten days before the date of such meeting, nor more than fifty days prior to any other action. A determination of shareholders of record entitled notice of, or to vote at, a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         Section 7. Organization. At each meeting of the shareholders, the Chairman of the Board, or in his absence or inability to act the President, or in the absence or inability to act of the Chairman of the Board and the President, a Vice President, or in the absence of all of the foregoing, any person chosen by a majority of those shareholders present, shall act as chairman of the meeting. The Secretary, or, in his absence or inability to act, the Assistant Secretary or any person appointed by the chairman of the meeting, shall act as secretary of the meeting and keep the minutes thereof.

         Section 8. Order of Business. The order of business at all meetings of the shareholders shall be as determined by the chairman of the meeting.

         Section 9. Voting; Proxies. Except as otherwise provided by statute, the Certificate of Incorporation, or any certificate duly filed in the office of the Department of State of the State of New York, each holder of record of shares of stock of the Corporation having voting power shall be entitled at each meeting of the shareholders to one vote for every share of such stock standing in his name on the record of shareholders of the Corporation on the day fixed by the Board as the record date for the determination of the shareholders who shall be entitled to notice of and to vote at such meeting; or if such record date shall not have been so fixed, then at the close of business on the day next preceding the date on which notice thereof shall be given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; or each shareholder entitled to vote at any meeting of shareholders may authorize another person or persons to act for him by a proxy signed by such shareholder or his attorney-in-fact. Any such proxy shall be delivered to the secretary of such meeting at or prior to the time designated in the order of business for so delivering such proxies; provided, that the validity and effect of any proxies so delivered shall be determined by the inspectors, if any. No proxy shall be valid after the expiration of eleven months from the date thereof, unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the shareholder executing it, except in those cases where an irrevocable proxy is permitted by law. Except as otherwise provided by statute, these By-Laws, or the Certificate of Incorporation, any corporate action to be taken by vote of the shareholders shall be authorized by a majority of the votes of the appropriate class, cast at a meeting of shareholders by the holders of shares present in person or represented by proxy and entitled to vote on such action. Unless required by statute, or determined by the chairman of the meeting to be advisable, the vote on any question need not be by written ballot. On a vote by written ballot, each ballot shall be signed by the shareholder voting, or by his proxy, if there be such proxy, and shall state the number of shares voted.

         Section 10. List of Shareholders. The officer who has charge of the stock ledger of the Corporation, or the transfer agent of the Corporation's stock, if there be one then acting, shall prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, showing the alphabetical address of each shareholder and the number of shares registered in


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the name of each shareholder. Such list shall be open to the examination of any person who shall have been a shareholder of record of the Corporation for at least six months immediately preceding his demand, or any person holding, or thereunto authorized in writing by the holders of, at least five percent of any class of the outstanding shares, during ordinary business hours, for a period of at least ten days prior to the meeting, either at the office of the Corporation within the State of New York, at a place within the city where the meeting is to be held, at the place where the meeting is to be held, or at the office of the transfer agent or registrar within the State of New York. The list shall be produced and kept at the time and place of the meeting during the whole time thereof, and, subject to the conditions set forth in this Section, may be inspected by any such shareholder or any such other person who is present. The right of inspection shall be subject to all of the limitations and conditions set forth in Section 6 of Article VII of these By-Laws.

         Section 11. Inspectors. The Board may, in advance of any meeting of shareholders, appoint one or more inspectors to act at such meeting or any adjournment thereof. If inspectors are not so appointed, the chairman of the meeting may, and on the request of any shareholder entitled to vote thereat shall, appoint one or more inspectors. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the Board in advance of the meeting or at the meeting by the chairman thereof. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors shall determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result and do such acts as are proper to conduct the election or vote with fairness to all shareholders. On request of the chairman of the meeting or any shareholder entitled to vote thereat, the inspectors shall make a report in writing of any challenge, request or matter determined by them and shall execute a certificate of any fact found by them. No director or candidate for the office of director shall act as inspector of an election of directors. Inspectors need not be shareholders.

         Section 12. Consent of Shareholders in Lieu of Meeting. To the extent permitted by law, the meeting and vote of shareholders may be dispensed with if all of the shareholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

                                   ARTICLE II
                               BOARD OF DIRECTORS
                               ------------------

         Section 1. General Powers. The business and affairs of the Corporation shall be managed by the Board. The Board may exercise all such authority and powers of the Corporation and do all such lawful acts and things as are not by statute or the Certificate of Incorporation directed or required to be exercised or done by the shareholders.

         Section 2. Number, Qualifications, Election and Terms of Office. The number of directors of the Corporation shall be not less than three (3) nor more than eleven (11) and shall be fixed from time to time by the vote of a majority of the entire Board (i.e., the total number of directors that the Corporation would have if there were no vacancies) and the number thereof may thereafter by like vote be increased or decreased to such greater or lesser number as may be so provided, subject to the provisions of Section 11 of this Article II. All of the directors shall be of full age and need not be shareholders. Except as otherwise provided by statute or these By-Laws, the directors shall be elected


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at the annual meeting of the shareholders for the election of directors at which a quorum is present, and the persons receiving a plurality of the votes cast at such meeting shall be elected. Each director shall hold office until the next annual meeting of the shareholders and until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned, or have been removed, as hereinafter provided in these By-Laws, or as otherwise provided by statute or the Certificate of Incorporation.

         Section 3. Place of Meetings. Meetings of the Board may be held at such place, within or without the State of New York, as the Board may from time to time determine or as shall be specified in the notice of waiver of notice of such meeting.

         Section 4. Annual Organizational Meetings. The Board shall meet for the purpose of organization, the election of officers and transaction of other business, as soon as practicable after each annual meeting of the shareholders, on the same day and at the same place where such annual meeting shall be held. Notice of such meeting need not be given. Such meeting may be held at any other time or place (within or without the State of New York) that shall be specified in a notice thereof given as hereinafter provided in Section 7 of this Article II.

         Section 5. Regular Meetings. Regular meetings of the Board shall be held at such time and place as the Board may from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day. Notice of regular meetings of the Board need not be given except as otherwise required by statute or the By-Laws.

         Section 6. Special Meetings. Special meetings of the Board may be called by two or more directors of the Corporation or by the Chairman of the Board or the President.

         Section 7. Notice of Meetings. Notice of each meeting of the Board (and of each regular meeting for which notice shall be required) shall be given by the Secretary as hereinafter provided in this Section 7, in which notice shall be stated the time and place (within or without the State of New York) of the meeting. Notice of each such meeting shall be delivered to each director either personally or by telephone, telegraph, cable or wireless, at least twenty-four hours before the time at which such meeting is to be held or by first-class mail, postage prepaid addressed to him at his residence, or usual place of business, at least three days before the day on which such meeting is to be held. Notice of any such meeting need not be given to any director who shall, either before or after the meeting, submit a signed waiver of notice or who shall attend such meeting without protesting, prior to or at its commencement, the lack of notice to him. Except as otherwise specifically required by these By-Laws, a notice or waiver of notice of any regular or special meeting need not state the purposes of such meeting.

         Section 8. Quorum and Manner of Acting. A majority of the Board then in office, but not less than one-third of the entire Board, shall be present in person at any meeting of the Board in order to constitute a quorum for the transaction of business at such meeting, and except as otherwise expressly required by statute or the Certificate of Incorporation, the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board. In the absence of a quorum at any meeting of the Board, a majority of the directors present thereat, or if no director be present, the Chairman of the Board or, in his absence, the President, or in his absence, the Secretary, may adjourn such meeting to another time and place, or such meeting, unless it be an annual organizational meeting of the Board, need not be held. Notice of any adjournment of a meeting of the Board to another time or place shall be given to the directors who were not present at the time of the adjournment and, unless such time and place are announced at the meeting, to other directors. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted at the meeting as originally called. Except as provided in Article III of these By-Laws, the directors shall act only as a Board and the individual directors shall have no power as such.

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         Section 9. Organization. At each meeting of the Board, the Chairman of the Board (or, in his absence or inability to act the President, or, in his absence or inability to act, another director chosen by a majority of the directors present) shall act as chairman of the meeting and preside thereat. The Secretary (or, in his absence or inability to act, any person appointed by the chairman) shall act as secretary of the meeting and keep the minutes thereof.

         Section 10. Resignations. Any director of the Corporation may resign at any time by giving written notice of his resignation to the Board, the Chairman of the Board, the President, or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make if effective.

         Section 11. Newly Created Directorships and Vacancies. Newly created directorships resulting from an increase in the number of directors and vacancies occurring in the Board for any reason (other than vacancies created by reason of the removal of directors without cause), may be filled by a majority of the directors then in office, though less than a quorum or by a sole remaining director, and the directors so chosen shall hold office until the next annual election and until their successors are duly elected and shall qualify, unless sooner displaced. if there are no directors in office, then an election of directors may be held in the manner provided by statute. Except as otherwise provided in these By-Laws, when one or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this Section 11 for the filling of other vacancies.

         Section 12. Remova1 of Directors. Except as otherwise provided in the Certificate of Incorporation or in these By-Laws, any director may be removed, either with or without cause, at any time by the affirmative vote of a majority of the votes of the issued and outstanding shares of stock entitled to vote for the election of directors of the Corporation given at a special meeting of the shareholders called and held for that purpose, and the vacancy in the Board caused by any such removal may be filled by vote of the shareholders at such meeting, or, if the shareholders shall fail to fill such vacancy, such vacancy shall be filled in the manner provided in Section 11 of Article II of these By-Laws.

         Section 13. Compensation. The Board shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity, provided no such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

         Section 14. Action without Meeting. To the extent permitted under the laws of the State of New York, any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board or committee.

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         Section 15. Telephone Participation in Board Meetings. Any one or more of the directors may participate in a meeting of the Board by conference telephone or similar communications equipment allowing all participants in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

                                   ARTICLE III
                         EXECUTIVE AND OTHER COMMITTEES
                         ------------------------------

         Section 1. Executive and Other Committees. The Board may, by resolution passed by a majority of the entire Board (as defined in Article II, Section 2 of these By-Laws), designate one or more committees, each committee to consist of three or more of the directors of the Corporation. The Board may designate one or more directors as alternative members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution and except as provided by the statute, shall have and may exercise the powers of the Board in the management of business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it. Each committee shall keep written minutes of its proceedings and shall report such minutes to the Board when required. All such proceedings shall be subject to revision or alteration by the Board.

         Section 2. General. A majority of any committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. Notice of such meetings shall be given to each member of the committee in the manner provided for in Article II, Section 7. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee. Nothing herein shall be deemed to prevent the Board from appointing one or more committees consisting in whole or in part of persons who are not directors of the Corporation; provided, however, that no such committee shall have or may exercise any authority of the Board.

                                   ARTICLE IV
                                    OFFICERS
                                    --------

         Section 1. Number and Qualifications. The officers of the Corporation shall include the President, one or more Vice Presidents (one or more of who may be designated Executive Vice President, Senior Vice President or Financial Vice President), the Treasurer, and the Secretary. The Board may also designate the Chairman of the Board as an officer. Any two or more offices may be held by the same person, except the offices of President and Secretary. Such officers shall be elected from time to time by the Board, each to hold office until the meeting of the Board following the next annual meeting of the shareholders, or until his successor shall have been duly elected and shall have qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these By-Laws. The Board may from time to time elect, or, to the extent permitted by law, the President may appoint such other officers (including one or more Vice President, Assistant Vice Presidents, Assistant Secretaries, Assistant Treasurers), and such agents, as may be necessary or desirable for the business of the Corporation. Such other officers and agents shall have such duties and shall hold their offices for such terms as may be prescribed by the Board or by the appointing authority.

         The chief executive officer of the Corporation shall be designated by the Board of Directors to serve at the pleasure of the Board, with such powers and duties as may be assigned by the Board, from time to time.

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         Section 2. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         Section 3. Removal. Any officer or agent of the Corporation may be removed, either with or without cause, at any time, by the Board, or except in the case of an officer or agent elected or appointed by the Board of Directors, by the President. If notice of the meeting at which a proposal to remove an officer or agent is to be acted upon is not given in writing at least three days before the day on which the meeting is to be held and does not state that action concerning removal of such officer is a purpose of such meeting, such officer may be removed at such meeting only by the affirmative vote of a majority of all of the directors then in office.

         Section 4. Vacancies. A vacancy in any office, whether arising from death, resignation, removal or any other cause, may be filled for the unexpired portion of the term of the office that shall be vacant, in the manner prescribed in these By-Laws for the regular election or appointment to such office.

         Section 5. The President. The President shall be the chief executive officer of the Corporation and shall perform all duties incident to the office of president and such other duties as from time to time may be assigned to him by the Board or these By-Laws. In the case of the absence or inability to act of the Chairman of the Board, the President shall perform the duties of the Chairman of the Board.

         Section 6. Vice President. Each Executive Vice President, each Senior Vice President, each Financial Vice President and each other Vice President shall have such powers and perform all such duties as from time to time may be assigned to him by the President or the Board of Directors.

         Section 7. The Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall exercise general supervision over the receipt, custody and disbursement of corporate funds. He shall have such further powers and duties as may be conferred upon him from time to time by the President or the Board of Directors.

         Section 8. The Secretary. The Secretary shall:

         (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board, the committees of the Board and the shareholders;

         (b) see that all notices are duly given in accordance with the provisions of these By-Laws and as required by law;

         (c) be custodian of the records and the seal of the Corporation and affix and attest the seal to all stock certificates of the Corporation (unless the seal of the Corporation on such certificates shall be a facsimile, as hereinafter provided) and affix and attest the seal to all other documents to be executed on behalf of the Corporation under its seal;

         (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

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          (e) in general, perform all the duties incident to the office of
Secretary and such other duties as from time to time may be assigned to him by the President or the Board of Directors.

         Section 9. Officers/Bonds or Other Security. If required by the Board, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such an amount and with such surety or sureties as the Board may require.

         Section 10. Compensation. The compensation of the officers of the Corporation for their services as such officers shall be fixed from time to time by the Board; provided, however, that the Board may delegate to the President the power to fix the compensation of officers and agents appointed by the President, as the case may be. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation, but any such officer who shall also be a director shall not have any vote in the determination of the amount of compensation paid to him.

                                    ARTICLE V
                                 INDEMNIFICATION
                                 ---------------

         (a) Each person against whom any claim is made, or who is made, or threatened to be made, a party to an action or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or his testator or intestate was, a director or officer of the Corporation, or serves or served another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation (an "Indemnity Claimant"), shall be indemnified and held harmless by the Corporation against all liabilities, losses and expenses (including, without limitation, all judgments, fines, settlement amounts and attorneys' fees and disbursements) incurred by or on behalf of said Indemnity Claimant as a result of such claim, action or proceeding, or any appeal therein ("Losses"), to the fullest extent permitted by the New York Business Corporation Law, as it may be amended from time to time (but, in the event of any such amendment, only to the extent that it permits the Corporation to provide broader indemnification to said Indemnity Claimant than said Law permitted the Corporation to provide immediately prior to such amendment).

         (b) Each Indemnity Claimant shall, on written request therefor by said Indemnity Claimant to the Corporation, be indemnified and held harmless by the Corporation against all Losses, as and when incurred by said Indemnity Claimant; provided, however, that no such indemnification may be made to or on behalf of any said Indemnity Claimant if a judgment or other final adjudication adverse to him establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled. The indemnification provided for in this paragraph (b) shall include the right to be paid all expenses incurred by or on behalf of said Indemnity Claimant in defending any such claim, action or proceeding, in advance of its final disposition; provided, however, that, if the New York Business Corporation Law as then in effect so requires, the payment of such expenses in advance of such final disposition shall be made only upon receipt by the Corporation of an undertaking, by or on behalf of said Indemnity Claimant, to repay all amounts so advanced if he shall ultimately be found not to be entitled to indemnification or to the extent the expenses so advanced by the Corporation exceed the indemnification to which he is found to be entitled.

         (c) If an Indemnity Claimant entitled to be indemnified under this
Article V is not paid in full by the Corporation the amounts to which he is entitled within 45 days of receipt by the Corporation of written request therefor (or within 90 days of receipt of said request, if there is no quorum of


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disinterested directors available to act upon said Indemnity Claimant's request and within said 45 days the Board of Directors of the Corporation adopts a resolution to submit such request to the shareholders for their approval within said 90 days), said Indemnity Claimant may at any time thereafter bring an action against the Corporation to recover the unpaid amounts of such requested indemnification and, if successful in whole or in part, said Indemnity Claimant shall also be paid by the Corporation all expenses (including attorneys' fees) incurred by him in prosecuting such action. The only defenses of the Corporation to any such action shall be (i) that such person is not an Indemnity Claimant,
(ii) that the Corporation is not permitted by the New York Business Corporation Law to indemnify such person for such unpaid amounts, and (iii) if such action is to enforce a claim for expenses incurred in defending any claim, action or proceeding in advance of its final disposition, that a required undertaking has not been received by the Corporation. The burden of proving such defenses shall be on the Corporation.

                                   ARTICLE VI
                 CONTRACTS, CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
                 ----------------------------------------------

         Section 1. Execution of Contracts. Except as otherwise required by statute, the Certificate of Incorporation or these By-Laws, any contracts or other instruments may be executed and delivered in the name and on behalf of the Corporation by such officer or officers (including any assistant officer) of the Corporation as the Board may from time to time direct. Such authority may be general or confined to specific instances as the Board may determine. Unless authorized by the Board or expressly permitted by these By-Laws, an officer or agent or employee shall not have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it pecuniarily liable for any purpose or to any amount.

         Section 2. Loans. Unless the Board shall otherwise determine, either the President or a Vice President, together with the Treasurer or a Financial Vice President, may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation, but no officer or officers shall mortgage, pledge, hypothecate or transfer any securities or other property of the Corporation, except when authorized by the Board.

         Section 3. Checks, Drafts, Etc. All checks, drafts, bills of exchange or other orders for the payment of money out of the funds of the Corporation, and all notes or other evidences of indebtedness of the Corporation, shall be signed in the name and on behalf of the Corporation by such persons and in such a manner as shall from time to time be authorized by the Board.

         Section 4. Deposits. All funds of the Corporations not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may from time to time designate or as may be designated by any officer or officers of the Corporation to whom such power of designation may from time to time be delegated by the Board. For the purpose of deposit and for the purpose of collection for the account of the Corporation, checks, drafts and other orders for the payment of money which are payable to the order of the Corporation may be endorsed, assigned and delivered by any officer or agent of the Corporation, or in such other manner as the Board may determine by resolution.

         Section 5. General and Special Bank Accounts. The Board may from time to time authorize the opening and keeping of general and special bank accounts with such banks, trust companies or other depositaries as the Board may designate or as may be designated by any officer or officers of the Corporation

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


to whom such power of designation may from time to time be delegated by the Board. The Board may make such special rules and regulations with respect to such bank accounts, not inconsistent with the provisions of these By-Laws, as it may deem expedient.

         Section 6. Proxies in Respect of Securities of Other Corporations. Unless otherwise provided by resolution adopted by the Board of Directors, the Chairman of the Board, the President, or a Vice President, may from time to time appoint an attorney or attorneys or agent or agents, of the Corporation, in the name and on behalf of the Corporation to cast the votes that the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock, or other securities of such other corporation, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                   ARTICLE VII
                                  SHARES, ETC.
                                  ------------

         Section 1. Stock Certificates. Each holder of shares of stock of the Corporation shall be entitled to have a certificate, in such form as is prescribed by statute and as shall be approved by the Board, certifying the number of shares of the Corporation owned by him. The certificates representing shares of stock shall be signed in the name of the Corporation by the Chairman of the Board or the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer and sealed with the seal of the Corporation or a facsimile thereof; provided, however, that where any such certificate is countersigned by a transfer agent other than the Corporation or its employees, or is registered by a registrar other than the Corporation or one of its employees, the signature of the officers of the Corporation upon such certificates may be facsimiles, engraved or printed. In case any officer who shall have signed or whose facsimile signature has been placed upon such certificates shall have ceased to be such officer before such certificates shall be issued, they may nevertheless be issued by the Corporation with the same effect as if such officer were still in office at the date of their issue.

         Section 2. Books of Account and Record of Shareholders. The books and records of the Corporation may be kept at such places within or without the State of New York as the Board of Directors may from time to time determine except for the Corporation's stock record books, which shall be kept at the office of the Corporation within the State of New York or at the office of the Corporation's transfer agent or registrar within the State of New York. The stock record books and the blank stock certificate books shall be kept by the Secretary or by any other officer or agent designated by the Board of Directors.

         Section 3. Transfer of Shares. Transfers of shares of stock of the Corporation shall be made on the stock records of the Corporation only upon authorization by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or with a transfer agent or transfer clerk, and on surrender of the certificate or certificates for such shares properly endorsed or accompanied by a duly executed stock transfer power and the payment of all taxes thereon, and as otherwise required or provided by statute. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive right of a person in whose name any share or shares stand on the record of shareholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation may hold any such shareholder of record liable for calls and assessments and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person whether or not it shall have express or other notice thereof. Wherever any transfers of shares shall be made for collateral security and not absolutely, and both the transfer and transferee request the Corporation to do so, such fact shall be stated in the entry of the transfer.

         Section 4. Regulations. The Board may make such additional rules and regulations, not inconsistent with these By-Laws or with applicable statutes, as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation. It may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars and may require all certificates for shares of stock to bear the signature or signatures of any of them.

         Section 5. Lost, Destroyed or Mutilated Certificates. The holder of any certificate representing shares of stock of the Corporation shall immediately notify the Corporation of any loss, theft, destruction or mutilation of such certificate; and the Corporation, upon satisfactory proof of such loss, theft, destruction or mutilation, may issue a new certificate of stock in the place of any certificate theretofore issued by it that the owner thereof shall allege to have been lost, stolen or destroyed or that shall have been mutilated, and the Board may, in its discretion, require such owner or his legal representatives to give to the Corporation a bond in such sum, limited or unlimited, and in such form and with such surety or sureties as the Board in its absolute discretion shall determine, to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of a new certificate. Anything herein to the contrary notwithstanding the Board, in its absolute discretion, may refuse to issue any such new certificate, except pursuant to legal proceedings under the laws of the State of New York.

         Section 6. Shareholder's Right of Inspection. Any person who shall have been a shareholder of record of the Corporation for at least six months immediately preceding his demand, or any person holding, or thereunto authorized by the holders of, at least five percent of the outstanding shares of stock of the Corporation, shall, in person or by, attorney or other agent, upon at least five days written demand, have the right during the usual hours for business to inspect such books and records as the Corporation is required to submit for such inspection under the applicable statutes of the State of New York. Such inspection may be denied to such shareholder or other person to the extent not then required by applicable law, or upon his refusal to furnish to the Corporation, its transfer agent or registrar an affidavit that such inspection is not desired for a purpose that is in the interest of a business or object other than the business of the Corporation and that he has not within five years sold or offered for sale any list of shareholders of any corporation of any type or kind whether or not formed under the laws of the State of New York, or aided or abetted any person in procuring any such record of shareholders for any such purpose. In every instance where an attorney or other agent shall be the person who seeks the right to inspect, the demand shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand and affidavit shall be directed to the Corporation at its registered office in the State of New York.

                                  ARTICLE VIII
                                     OFFICES
                                     -------

         Section 1. Principal or Registered Office. The principal or registered office of the Corporation shall be at such place as may be specified in the Certificate of Incorporation of the Corporation or other certificate filed pursuant to law, or if none be so specified, at such place as may from time to time be fixed by the Board.

         Section 2. Other Offices. The Corporation also may have an office or offices other than said principal or registered office, at such place or places either within or without the State of New York.

                                   ARTICLE IX
                                   FISCAL YEAR
                                   -----------

         The fiscal year of the Corporation shall be determined by the Board.

                                    ARTICLE X
                                      SEAL
                                      ----

         The Board shall provide a corporate seal, which shall contain the name of the Corporation, and the words and figures "Corporate Seal-1999-New York."

                                   ARTICLE XI
                                   AMENDMENTS
                                   ----------

         These By-Laws may be amended or repealed or new By-Laws may be adopted at any annual or special meeting of the shareholders by a majority of the total votes of the shareholders or when shareholders are required to vote by class by a majority of the appropriate class, present in person or represented by proxy and entitled to vote on such action; provided, however, that the notice of such meeting shall have been given as provided in these By-Laws, which notice shall mention that amendment or repeal of these By-Laws or the adoption of new By-Laws, is one of the purposes of such meeting. These By-Laws may also be amended or repealed or new By-Laws may be adopted by the Board at any meeting thereof; provided however, that written notice of such meeting shall have been given as provided in these By-Laws, at least three days before the day on which the meeting is to be held, which notice shall mention that amendment or repeal of the By-Laws or the adoption of new By-Laws is one of the purposes of such meeting; and provided, further that By-Laws adopted by the Board may be amended or repealed by the shareholders as hereinabove provided.

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